Exhibit (a)(4)

                            FORM OF ACCEPTANCE LETTER
                       United States and The Netherlands

                               BE AEROSPACE, INC.

                                  ACCEPTANCE OF
                          STOCK OPTIONS PURSUANT TO THE
                      OFFER TO EXCHANGE DATED JUNE 23, 2003

                         THE ACCEPTANCE RIGHTS EXPIRE AT
                   5:00 P.M., EASTERN TIME, ON JULY 22, 2003,
                  UNLESS THE OFFER IS EXTENDED BY BE AEROSPACE

To:  BE Aerospace, Inc.
     Attention:  Jeffrey P. Holtzman
     Vice President - Finance and Treasurer
     1400 Corporate Center Way
     Wellington, FL 33414
     Telephone number:  (561) 791-5000 ext. 1402
     Facsimile number:  (561) 791-3966

     Delivery of the signature page of this acceptance letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

To BE Aerospace, Inc.:

     I have received and read the Offer to Exchange dated June 23, 2003 (the "Offer to Exchange"), the related cover letter and this Acceptance Letter (this "Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer").

     Subject to the terms and conditions of the Offer, I, the undersigned, hereby tender to BE Aerospace, Inc. ("BE Aerospace" or the "Company ") the eligible stock options to purchase shares of common stock of the Company (the "Common Stock") set forth on the signature page to this Letter that (i) were granted to me under any one or more of the Company's Amended and Restated 1989 Stock Option Plan (the "1989 Plan"), 1991 Directors' Stock Option Plan (the "1991 Directors Plan"), United Kingdom 1992 Employee Share Option Scheme (the "UK Plan"), 1996 Stock Option Plan (the "1996 Plan"), 2001 Stock Option Plan (the "2001 Employee Plan") and 2001 Directors' Stock Option Plan (the "2001 Directors Plan," together with the 1989 Plan, the 1991 Directors Plan, the UK Plan, the 1996 Plan, the 2001 Employee Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $12.00 per share and (iii) are outstanding on the expiration date of the Offer (the "Tendered Stock Options") in exchange for new stock options that BE Aerospace will grant under the 1996 Plan, 2001 Employee Plan, and/or the 2001 Directors Plan (the "New Stock Options") as described in the Offer to Exchange.


     I understand and acknowledge that:

     o I am not required to exchange all of my eligible stock options, but I must tender all stock options covered by a particular grant evidenced by one option agreement if I wish to accept the Offer. While generally no partial tenders with respect to eligible stock options granted pursuant to the same option agreement will be accepted, I may tender the remaining portion of any grant of eligible stock options that I have partially exercised.

     o All Tendered Stock Options properly tendered prior to 5:00 p.m., Eastern Time, on July 22, 2003, unless the Company has extended the period of time the Offer will remain open, will be


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          exchanged for New Stock Options if the Tendered Stock Options are (i)
          properly tendered, and not validly withdrawn, by eligible employees before the expiration of the Offer and (ii) accepted by BE Aerospace upon the terms and subject to the conditions of the Offer.

     o Tendered Stock Options that BE Aerospace accepts for exchange pursuant to the Offer will be cancelled and the agreements evidencing such shares will be null and void. The New Stock Options will be issued pursuant to the 1996 Plan, the 2001 Employee Plan, and/or the 2001 Directors Plan, as applicable. I will receive new option agreements from BE Aerospace.

     o BE Aerospace will grant the New Stock Options on the first business day after the date that is six months and one day after the Tendered Stock Options are cancelled pursuant to the Offer. The Offer is a three-for-one exchange. BE Aerospace will grant a New Stock Option to purchase one share of BE Aerospace common stock for every three Tendered Stock Options to purchase one share of BE Aerospace common stock exchanged in the Offer.

     o If I accept the Offer and my employment with, or service as a non-employee director of, BE Aerospace is terminated for any reason (including death and permanent disability) after such acceptance but prior to the expiration of the Offer, my acceptance will be presumed to have been automatically withdrawn, and my Tendered Stock Options will remain outstanding in accordance with their current terms.

     o If, as an employee, I elect to accept the Offer and after the cancellation of my eligible stock options pursuant to the Offer, but prior to the grant of my New Stock Options, my employment terminates for any reason including, without limitation, a reduction in force, my voluntary resignation, my termination with or without cause or my death or permanent disability, I will not receive any New Stock Options, and I will have lost all my rights with respect to the Tendered Stock Options that I tendered in the Offer.

     o If, as a non-employee director, I elect to accept the Offer and after the cancellation of my Tendered Stock Options pursuant to the offer, but prior to the grant of my New Stock Options, my service as a director terminates for any reason, including voluntary resignation, removal for cause, my disqualification or my death, I will not receive any New Stock Options, and I will have lost all my rights with respect to the Tendered Stock Options that I tendered in the Offer.

     o As an employee, I understand that my employment with BE Aerospace is "at will" and may be terminated at any time. As a non-employee director, I understand that my service as a director of BE Aerospace is not guaranteed and BE Aerospace is under no obligation to nominate me or cause my reelection to the board of directors.

     o If I accept the Offer and I am on an authorized leave of absence on the New Stock Option grant date, I will be entitled to a grant of New Stock Options only if I return to active employment with BE Aerospace on or before July 26, 2004. In that event, I will receive a grant of New Stock Options on the date I return to active employment.

     o The exercise price of the New Stock Options will be equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date of grant, which will occur on the first business day after the date that is six months and one day after the Tendered Stock Options are cancelled pursuant to the Offer.

     o By tendering the Tendered Stock Options pursuant to the procedures described in the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. BE Aerospace's acceptance of my Letter will constitute a binding agreement between BE Aerospace and me upon the terms and subject to the conditions of the Offer.


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     o    If I validly withdraw from the Offer or if BE Aerospace rejects my
          Letter for any reason described in the Offer to Exchange, all my eligible stock options will remain outstanding in accordance with, and subject to, their current terms.

     To validly accept the Offer, I must, in accordance with the terms of the Offer, properly complete, sign and deliver to BE Aerospace the signature page to this Letter, or a facsimile thereof, prior to the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003. If the Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Letter.


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


                                 SIGNATURE PAGE

     I hereby represent and warrant that I have full power and authority to tender the Tendered Stock Options and that, when and to the extent that the Tendered Stock Options are accepted for exchange by the Company, the Tendered Stock Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and the Tendered Stock Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Stock Options pursuant to the Offer.

     I hereby tender the eligible stock options to purchase shares of common stock of BE Aerospace set forth below that (i) were granted to me under the Option Plans, (ii) have an exercise price equal to or in excess of $12.00 per share and (iii) are outstanding on the expiration date of the Offer.

                                        SIGNATURE OF OWNER

                                        X
                                          ----------------------------------
                                        (Signature of Holder or Authorized
                                        Signatory--See Instructions 1 and 3)

                                        Capacity:
                                                 ----------------------------

                                    Date:
                                          ----------------  , 2003

                                    Print Name:
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                                    Position:
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                                    Address:
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                                    Telephone No.
                                         (with area code):
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                                    Email Address:
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    Date of Grant             Number of Stock Options         Exercise Price
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

                      INSTRUCTIONS TO THE ACCEPTANCE LETTER

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter before the expiration of the Offer. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver any of the other pages of the Letter. Similarly, you do not need to return the option agreements governing your Tendered Stock Options to effectively accept this Offer. Such agreements will be null and void upon BE Aerospace's acceptance of your properly executed and delivered Letter and cancellation of your Tendered Stock Options pursuant to the Offer.

     BE Aerospace will only accept delivery of your signed signature page of the Letter by regular external mail, hand delivery or facsimile. BE Aerospace will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you choose to deliver your signature page by external mail, BE Aerospace recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have accepted the Offer until BE Aerospace receives your executed signature page. BE Aerospace must receive your completed and signed signature page at the address or facsimile number set forth on the front cover of this Letter.

     You may withdraw from the Offer at any time before the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003. You must withdraw from the Offer with respect to all your Tendered Stock Options; you may not withdraw from the Offer with respect to only a portion of your Tendered Stock Options. If the Offer is extended by BE Aerospace beyond its initial expiration, you may withdraw from the Offer at any time until the extended expiration of the Offer. In addition, if BE Aerospace has not accepted your Letter by August 19, 2003, you may withdraw from the Offer. To validly withdraw from the Offer, BE Aerospace must receive, at the address set forth on the front cover of this Letter, the signature page to a withdrawal letter (using the form attached as Schedule C of the Offer to Exchange), or a facsimile thereof, properly completed and signed by you, while you still have the right to withdraw from the Offer. The withdrawal letter must specify the name of the eligible employee or non-employee director who is withdrawing from the Offer and must be signed by the eligible employee or non-employee director who submitted the Letter. You may not rescind any withdrawal, and you will not be deemed to properly accept the Offer after any valid withdrawal, unless you properly re-tender your eligible stock options before the expiration of the Offer by following the procedures described in the Offer.

     Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. BE Aerospace will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. BE Aerospace's determination of these matters will be final and binding on all parties.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees and non-employee directors, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. Tenders. An eligible employee or non-employee director is not required to exchange all of his or her eligible stock options but must tender all stock options covered by a particular grant evidenced by one option agreement. While generally no partial tenders with respect to eligible stock options granted pursuant to the same option agreement will be accepted, you may tender the remaining portion of an eligible stock option that you have partially exercised.

     3. Signatures on this Acceptance Letter. If this Letter is signed by the eligible employee or non-employee director who is the holder of the Tendered Stock Options, the signature must be by such employee or non-employee director. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.


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

     4. Requests for Assistance or Additional Copies. Any questions or requests for assistance or copies of any documents referred to in the Offer may be directed to: BE Aerospace, Inc., Attention: Jeffrey P. Holtzman, 1400 Corporate Center Way, Wellington, FL 33414, Telephone number: (561) 791-5000, ext. 1402, Facsimile number: (561) 791-3966, email: jeff_holtzman@beaerospace.com. Copies will be furnished at the Company's expense.

     5. Irregularities. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. BE Aerospace will determine, in its sole discretion, all questions as to eligibility, form and validity, including time of receipt, of acceptance letters and acceptance of any Tendered Stock Options. BE Aerospace's determination of these matters will be final and binding on all parties. BE Aerospace may reject any or all Letters and any Tendered Stock Options that BE Aerospace determines is not in appropriate form or that BE Aerospace determines is unlawful to accept. Otherwise, BE Aerospace expects to accept all properly and timely submitted Letters and any Tendered Stock Options, which are not validly withdrawn prior to the expiration of the Offer. BE Aerospace may also waive any of the conditions of the Offer or any defect or irregularity with respect to any particular Letter or delivery thereof, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Letter will be deemed to have been properly submitted and no Tendered Stock Options will be deemed to have been properly tendered until all defects or irregularities have been cured by the submitting eligible employee or non-employee director or waived by BE Aerospace. Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any Letter or its delivery, and no one will be liable for failing to give notice of any defects or irregularities.

     Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) must be received by the Company prior to the expiration of the Offer. You must deliver a properly signed copy of the signature page to this Letter by regular external mail, hand delivery, or facsimile to the address or facsimile number set forth on the front cover of this Letter prior to the expiration of the Offer. Delivery by email or any form of interoffice mail will NOT be accepted.

     6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.


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